CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Commerce Bancorp, Inc.

As independent public accountants, we hereby consent to the inclusion in this Form 8-K of our report dated January 21, 1997 on the financial statements of Independence Bancorp, Inc. It should be noted that we have not audited any financial statments of the Company subsequent to December 31, 1996 or performed any audit procedures subsequent to the date of our report.

                                        ARTHUR ANDERSEN LLP

Roseland, New Jersey
April 3, 1997